EXHIBIT (d)(14)



                               Amendment No. 1 to
                     Subscription and Contribution Agreement
                     ---------------------------------------


                  THIS AMENDMENT No. 1 (this "AMENDMENT") to the SUBSCRIPTION AND CONTRIBUTION AGREEMENT, dated as of March 26, 2001 (the "AGREEMENT"), by and between LF ACQUISITION, LLC, a Delaware limited liability company formerly know as LF Acquisition Co. (the "COMPANY"), and H. WHITNEY WAGNER (the "CONTRIBUTING SHAREHOLDER" and, together with the Company, the "PARTIES") is made as of April 27, 2001 by the Parties. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

                  WHEREAS, the Agreement provides that the Contributing Shareholder will contribute the Contributed Shares to the Company, and the Company will issue to the Contributing Shareholder an equal number of shares of common stock, par value $.01 per share, of the Company in exchange for the Contributed Shares; and

                  WHEREAS, the Parties desire to amend the Agreement to provide that in exchange for the Contributed Shares, the Company will issue an equal number of limited liability company interests in the Company;

                  NOW, THEREFORE, the Agreement is hereby amended as follows:

                  1. DEFINITION OF EXCHANGE SHARES. The third WHEREAS clause is hereby amended in its entirety to read as follows:

                  "WHEREAS, the Contributing Shareholder has agreed to contribute the Contributed Shares to the Company, and the Company has agreed to issue to the Contributing Shareholder an equal number of limited liability company interests of the Company (the "EXCHANGE SHARES") in exchange for the Contributed Shares (the "CONTRIBUTION")."

                  2. AGREEMENT. Except as otherwise expressly provided herein, all of the terms and conditions of the Partnership Agreement are hereby ratified and shall remain unchanged and continue in full force and effect.

                  3. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.


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                  IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first above written.


                                      LF ACQUISITION, LLC



                                      By:         /s/ Jeanette Welsh
                                          -----------------------------------
                                          Name:  Jeanette Welsh
                                          Title: Vice President and Secretary




                                                  /s/ H. Whitney Wagner
                                          -----------------------------------
                                          H. Whitney Wagner